Exhibit 99.2

Investor Presentation July 2021

2 Disclaimer This presentation (this “Presentation”) has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Bowlero Corp . (“Bowlero”) and Isos Acquisition Corporation (“ISOS”) and related potential investment in ISOS (together, the “Transactions”) and for no other purpose . Bowlero and ISOS reserve the right, at any time, to negotiate with one or more interested parties or to enter into a definitive agreement with respect to, or to determine not to proceed with, the Transactions, without prior notice to any other interested parties, and there can be no assurance that the Transactions will be consummated . Bowlero and ISOS reserve the right to terminate, at any time, and for any or no reason, further participation by any party, require the return of this Presentation and any other information made available in connection with the Transactions, to update, modify, complete, revise, verify, or amend this Presentation from time to time, or to modify any other procedures without assigning any reason therefor . Confidentiality The information in this Presentation is highly confidential . The distribution of this Presentation by an authorized recipient to any other person is unauthorized . Any photocopying, disclosure, reproduction or alteration of the contents of this Presentation and any forwarding of a copy of this Presentation or any portion of this Presentation to any person is prohibited . The recipient of this Presentation shall keep this Presentation and its contents confidential, shall not use this Presentation and its contents for any purpose other than evaluating the Transactions, and shall be required to return or destroy all copies of this Presentation or portions thereof in its possession promptly following request for the return or destruction of such copies . By accepting delivery of this Presentation, the recipient is deemed to agree to the foregoing confidentiality requirements . No Offer or Solicitation This Presentation is for informational purposes only and is neither an offer to sell or purchase, nor a solicitation of an offer to sell, purchase or subscribe for, nor a recommendation or advice regarding, any securities in any jurisdiction, nor is it a solicitation of any vote or approval relating to the potential Transactions or otherwise in any jurisdiction . Any such offer or solicitation will be made pursuant to definitive subscription documentation, and any securities sold pursuant to such definitive subscription documentation will not be registered under the Securities Act of 1933 , as amended (the “Securities Act”), or the securities laws of any other jurisdiction . Such securities will be offered and sold in reliance on exemptions from the registration requirements of the Securities Act and other applicable laws, which apply to offers and sales of securities that do not involve a public offering . SUCH SECURITIES HAVE NOT BEEN APPROVED OR RECOMMENDED BY ANY FEDERAL, STATE OR FOREIGN SECURITIES COMMISSION OR SECURITIES REGULATORY AUTHORITY OR OTHER REGULATORY BODY OR AUTHORITY, NOR HAVE ANY OF THESE BODIES OR AUTHORITIES PASSED UPON THE MERITS OF THE SECURITIES OR THE MERITS OF, OR THE ACCURACY AND ADEQUACY OF, ANY OF THE INFORMATION CONTAINED IN THIS PRESENTATION . ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE . No Representations and Warranties Bowlero and ISOS assume no obligation to update or keep current the information contained in this Presentation, to remove any outdated information or to expressly mark such information as being outdated . This Presentation does not purport to contain all of the information that may be required to evaluate the potential Transactions, and any recipient should conduct its own independent analysis of Bowlero and ISOS and the information contained or referred to in this Presentation . You should not construe the contents of this Presentation as legal, accounting, business, tax or financial advice and you should consult your own professional advisors as to the legal, accounting, business, tax, financial and other matters contained herein . No representation or warranty, express or implied, is or will be given by Bowlero or ISOS or any of their respective subsidiaries, stockholders, partners, members, affiliates, directors, officers, employees, advisers, representatives or agents or any other person as to the accuracy, completeness or reasonableness of the information in this Presentation (including as to the accuracy, completeness or reasonableness of statements, estimates, targets, projections, assumptions or judgments) or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of the potential Transactions . Accordingly, none of Bowlero, ISOS or any of their respective subsidiaries, stockholders, partners, members, affiliates, directors, officers, employees, advisers, representatives or agents or any other person shall be liable for any direct, indirect or consequential losses or damages suffered by any person as a result of or arising from the use of this Presentation, its contents or reliance on any statement in or omission from this Presentation and any such liability is expressly disclaimed . Forward - Looking Statements This Presentation contains “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , as amended . These forward - looking statements are generally identified by words such as “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” or words of similar meaning . These forward - looking statements include, but are not limited to, statements about forecasted future financial and operating results, plans, objectives, strategies, beliefs, expectations and intentions with respect to, among other things, future operations, products and services and planned market launches as well as statements regarding Bowlero’s industry and market size, future opportunities for Bowlero’s business, and the potential Transactions, including the anticipated timing of the Transactions, implied enterprise value, the expected post - closing ownership structure, the level of redemptions of ISOS’s public shareholders, and the likelihood and ability of the parties to successfully consummate the potential Transactions . In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward - looking statements . Such forward - looking statements are based upon the current beliefs and expectations of the management of each of Bowlero and ISOS and are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies . Actual results, performance or achievements may differ materially, and potentially adversely, from any projections, forecasts and forward - looking statements and the assumptions on which these forward - looking statements are based . There can be no assurance that the information contained in this Presentation is reflective of future results, performance and/or achievements to any degree . You are cautioned not to place undue reliance on these forward - looking statements as a predictor of future results, performance and/or achievements as projected financial information, cost savings and other information are based on estimates and assumptions, whether or not identified in this Presentation, that are inherently subject to various significant risks, uncertainties, contingencies and other factors, many of which are difficult to predict and generally beyond the control of the parties . There may be additional risks and other factors that neither Bowlero nor ISOS currently know or that Bowlero and ISOS currently believe are immaterial that could also cause actual results, performance or achievements of Bowlero to differ from those contained in these forward - looking statements . Consequently, there can be no assurance that the actual results, performance and achievements anticipated in this Presentation will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Bowlero . Additional information concerning these and other factors that may impact the operations, Transactions and projections discussed herein can be found in ISOS’s periodic filings with the U . S . Securities and Exchange Commission (the “SEC”) . ISOS’s SEC filings are available publicly on the SEC’s website at www . sec . gov . All information set forth in this Presentation speaks only as of the date hereof or the date of such information, as applicable, and Bowlero and ISOS expressly disclaim any intention or obligation to update any forward - looking statements as a result of developments occurring after the date of this Presentation . Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results .

3 D i s c l a i m e r ( c o n t ’ d ) Forecast and Illustrative Scenarios This Presentation contains information with respect to Bowlero’s projected results . This forecast is based on currently available information and Bowlero’s estimates . Bowlero’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to this information for the purpose of its inclusion in this Presentation and, accordingly, they have not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation . Bowlero does not undertake any commitment to update or revise any such information, whether as a result of new information, future events or otherwise . The assumptions and estimates underlying the above - referenced information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks, uncertainties and contingencies, many of which are beyond Bowlero’s and ISOS’s control, that could cause actual results to differ materially from those contained in such information . The inclusion of financial projections, estimates and targets in this Presentation should not be regarded as an indication that Bowlero or ISOS or their representatives considered or consider the financial projections, estimates and targets to be a reliable prediction of future events . See “Forward - Looking Statements” above . Industry and Market Data The information in this Presentation also includes information from third - party sources . Any estimates or projections in this Presentation involve elements of subjective judgment and analysis that may or may not prove to be accurate . None of Bowlero, ISOS, their respective affiliates or any third parties that provide information to Bowlero, ISOS or their respective affiliates, such as market research firms, guarantee the accuracy, completeness, timeliness or availability of any information or are responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or the results obtained from the use of such information . Bowlero and ISOS may have supplemented this information where necessary with information from discussions with Bowlero’s customers and Bowlero’s own internal estimates, taking into account publicly available information about other industry participants and Bowlero’s management’s best view as to information that is not publicly available . None of Bowlero, ISOS or their respective affiliates give any express or implied warranties, including, but not limited to, any warranties of merchantability or fitness for a particular purpose or use, and they expressly disclaim any responsibility or liability for direct, indirect, incidental, exemplary, compensatory, punitive, special or consequential damages, costs, expenses, legal fees or losses (including lost income or profits and opportunity costs) in connection with the use of the information herein . While such information is believed to be reliable for the purposes used herein, none of Bowlero, ISOS or any of their respective subsidiaries, stockholders, partners, members, affiliates, directors, officers, employees, advisers, representatives or agents makes any representation or warranty with respect to the accuracy of such information . Financial Statements and Certain Financial Measures This Presentation includes certain non - GAAP financial measures that Bowlero’s management uses to evaluate Bowlero’s operations, measure its performance and make strategic decisions . EBITDA is a non - GAAP financial measure that measures performance by adjusting gross profit for certain operating expenses, real estate and property tax credit agreement adjustments, cost savings initiatives and other non - recurring items . Bowlero and ISOS believe that EBITDA and EBITDA - based measures provide useful information to investors and others in understanding and evaluating Bowlero’s operating results in the same manner as management . However, EBITDA is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for net income, operating profit or any other operating performance measures calculated in accordance with GAAP . Using any such financial measure to analyze Bowlero’s business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant . In addition, although other companies in Bowlero’s industry may report measures titled EBITDA or similar measures, such financial measures may be calculated differently from how Bowlero calculates such financial measures, and therefore, Bowlero’s non - GAAP measures may not be directly comparable to similarly titled measures of other companies . Because of these limitations, you should consider EBITDA alongside other financial performance measures and other financial results presented in accordance with applicable accounting standards . Additionally, to the extent that forward - looking non - GAAP financial measures are provided, they are presented on a non - GAAP basis without reconciliations of such forward - looking non - GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations . Trademarks and Trade Names Bowlero and ISOS and their respective affiliates own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses . This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to imply a relationship with Bowlero, ISOS or any of their respective affiliates, or an endorsement or sponsorship by or of Bowlero, ISOS or any of their respective affiliates . Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Bowlero, ISOS, their respective affiliates or any third parties whose trademarks, service marks or trade names, as the case may be, are referenced herein will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor in these trademarks, service marks and trade names .

Transaction summary 4 Source: Bowlero management; Public filings Note: Assumes no new debt issuance; Cash to company balance sheet includes preferred equity paydown of $139mm and remaining balance for debt paydown or cash to balance sheet; Assumes current net debt of $735mm (excluding preferred); SPAC public shares include public warrants; Sponsor shares include private placement warrants; Excludes EIP and ESPP in pro forma ownership calculation; Assumes no redemptions; Standalone balance sheet figures as of February 28, 2021 1 Assumes CY2022E EBITDA of $275mm; 2 Includes $100mm FPA in private placement; 3 Includes $39mm transaction bonus for Bowlero management ($25mm in cash, $14mm in stock), ratio subject to change; 4 Excludes dilution from warrants; 5 PF net debt and preferred of $863mm based on standalone net debt and existing preferred equity of $873mm less primary proceeds of $211mm plus $105mm exchange of common equity for convertible preferred and issuance of $95mm convertible preferred for cash; 6 Excludes FPA warrants with an exercise price of $11.50; 7 Excludes an earnout equivalent to 20.75mm shares issued to the Company shareholders triggered in two parts equally at prices of $15.00 and $17.50 per share; 8 Outright forfeiture of 0.81mm sponsor shares; 5.4mm private placement warrants not subject to forfeiture; Forfeited shares to be transferred to existing shareholders; Excludes 1.61mm sponsor shares and 1.62mm private placement warrants subject to vesting conditions where 0.81mm shares and warrants vested when share price >$15.00 and 0.81mm shares and warrants vested when share price >$17.50; Up to 1.34mm of sponsor shares are subject to forfeiture pro rata with the first $80mm of redemptions; 9 Represents stock portion of $39mm transaction bonus for Bowlero management ($14mm in stock), ratio subject to change Sources SPAC cash in trust (assuming no redemptions) $255 PIPE 250 2 Exchange common equity for convertible preferred 105 Convertible preferred issued for cash 95 Company stockholders rollover 1,195 7 Management transaction bonus (stock portion) 9 14 Total sources $1,914 Uses Equity consideration to company stockholders $1,195 7 Cash consideration to company stockholders 309 Exchange common equity for convertible preferred 105 Cash to balance sheet and debt/preferred paydown 211 Transaction expenses (incl. management transaction bonus) 94 3 Total uses $1,914 Illustrative capitalization @ $10 per share 4 Pro forma implied enterprise value $2,616 Pro forma net debt and preferred 863 5 Pro forma implied market capitalization $1,753 x $2,474mm pre - transaction enterprise value ($2,616 pro forma enterprise value) x Implies 9.5x post - money FV / CY2022E EBITDA 1 x Bowlero stockholders receive $309mm in cash x $211mm cash to balance sheet and debt/preferred paydown x $95mm issuance of convertible preferred equity for cash x Bowlero management will continue to operate the business post - closing x Transaction expected to close in Q3 2021 Pro forma ownership @ $10 per share (%) 4 (assumes no conversion of convertible preferred equity) Existing Bowlero shareholders 68.1% PIPE shares 8.6% SPAC shares 14.5% 7 Sponsor shares 8 2.3% Forward purchase agreement 5.7% 6 Management stock bonus 9 0.8%

Today’ s presenters Tom Shannon Founder, Chairman and Chief Executive Officer Brett Parker Vice Chairman, President and Chief Financial Officer George Barrios Co - CEO Michelle Wilson Co - CEO 5

Overview of ISOS Acquisition Corp

Summary of ISOS IPO

IPO date:	March 3rd, 2021
Offering size:	$255mm, including over-allotment • Upsized from initial $200mm size
Units offered:	25.5mm units consisting of one Class A ordinary share and 1/3 of 1 warrant ($11.50 per share)
Order book:	Over 7.0x+ oversubscribed
Shareholder base:	150+ high quality institutional investors

Backed by leading institutional investors

Alyeska, Aristeia Capital, Arena Capital, Blackstone, BlueCrest, Castle Creek Capital, CastleHook Partners, Glazer Capital Management, The Donerail Group, Linden Advisors, Magnetar Capital, Millennium, Sculptor Capital Management, Soros Fund Management, TOMS Capital

Premier institutional support

Anchor investors

APOLLO
(Fully committed FPA)

LionTree

Underwriters

J.P.Morgan

LionTree

6

ISOS team overview George Barrios Co - CEO ▪ Award winning C - suite executive with proven track record of creating shareholder value in public markets ▪ Named Top 3 Media CFO by Institutional Investor in 2017 Michelle Wilson Co - CEO ▪ Forbes’ and Sports Illustrated’s 10 Most Influential and Powerful Women in Sports in 2018 and 2013 ▪ Proven track record in brand building, growth of established businesses, innovation and creation of new entities ▪ Previously WWE co - president & board member ▪ Led global license product strategy and domestic sales at the NBA Winston Meade Managing Director ▪ 20+ years of M&A experience as an investment banker ▪ Focused on TMT sector for over 10 years ▪ Advised on over $100bn of domestic and cross - border transactions 7

ISOS team has a proven history of accelerating organic growth

Legacy live event operator	Transformed to a global multi-platform powerhouse		Operational results
Strong but niche brand, weak B2B perception	**Brand Building**	Expansion to Global B2C; Evolution to badge brand with investors, sponsors, business partners and media	**200+** New advertisers & sponsors
Transactional, live event-centric model	**Consumer Engagement**	Scaled, multi-platform consumer-centric model	**1.8mm** Paying subs at peak[1] under a scaled hybrid / DTC model
Under-monetized media assets across all platforms	**Content monetization**	Maximize engagement and monetization across pay TV, digital/social and direct-to-consumer	**6.5x** Domestic media rights value increase from 2009-2019
North America-centric business model	**Globalization**	Worldwide operation	**180** Countries with DTC availability & operations across 40+ countries by 2019
Russell 2000 — Nascent corporate & capital allocation strategies	**Operational excellence**	S&P — Sophisticated S&P 400 company	**~$5bn** Enterprise value creation[2] in 2013-2019 with broad research coverage and institutional ownership

Source: Public filings
[1] As of Q2 2016, when the highest level was achieved under George's and Michelle's tenure
[2] Enterprise value creation from 12/31/2013 – 12/31/2019

8

9 Investment thesis Bowlero: A premium consumer experience with opportunity for significant value creation Industry leader in massive addressable market of $11bn 1 for bowling and $100bn+ 2 for out - of - home entertainment Highly profitable business model with industry leading operating metrics Multiple growth levers for expansion within existing and emerging businesses 1 GlobeNewswire 2 PWC Global Entertainment & Media Outlook 2019 - 2023, IAAPA Global Theme and Amusement Park Outlook: 2019 - 2023 INDUSTRY LEADER WELL - POSITIONED Well - positioned to benefit from secular shift in consumer spending to experiential ESTABLISHED BLUEPRINT Established blueprint for in - market acquisitions and enhanced monetization EXPANSION MANAGEMENT Best in class management team to execute the plan HIGHLY PROFITABLE

OUR JOURNEY



1938
The original Bowlmor Lanes opens its doors in Greenwich Village, NYC



1997
Tom Shannon acquires and sets out to revolutionize Bowlmor Lanes into an upgraded bowling experience


AMF

2013
Bowlmor Lanes acquires AMF Bowling and creates Bowlmor AMF


Bowlero

2014
Bowlmor AMF launches its new brand Bowlero, in the Woodlands, Texas


Brunswick Zone

2014
Bowlmor AMF acquires the Brunswick Corporation's bowling center business

2018
Bowlmor AMF embraces its most dynamic brand and officially becomes Bowlero Corporation

2019
Bowlero Corp purchases the PBA. The purchase brings unprecedented innovation to the sport

2020
Begin Gaming initiatives; Bowlero completes 85th center conversion from AMF/ Brunswick to experiential Bowlero/ Bowlmor brand

2021
Launched QMS technology initiative

10

The Bowlero Ecosystem Powerful and reinforcing growth flywheel SAAS PLATFORM Proprietary Quantitative Management System poised for third party monetization LEISURE The largest owner and operator of bowling centers in the world MEDIA Owns, operates and produces all the content for the Professional Bowlers Association (PBA Tour on FOX) REAL ESTATE Significant value creation opportunity through acquisitions and go - forward optionality GAMING Pioneering in - center gaming, apps and new technology to bring gaming into and beyond the bowling center 11

Years in industry 332 Years in Bowlero 235 Thomas Shannon Founder, Chairman & CEO Rick Chung General Counsel Will Cureton VP of FP&A 25 25 21 20 Brett Parker Vice Chairman, President & CFO 18 18 Danielle Ca p estany SVP Profit 20 19 Tom Tanase ClO 7 5 7 7 11 11 Nicole Edison Chief Customer Officer 9 7 Lev Ekster SVP Business Dev e lo p ment 24 15 Joshua Silverstein SVP of Op e rat i o n s 43 27 Lawren c e Ross SVP of Operations 17 1 Ben Aune VP Construction 11 11 Maeve Halloran SVP of Sales VP of Training V P Human Resources 19 15 14 14 23 10 RVP Operations 27 15 RVP Operations 20 13 RVP Operations Seasoned and entrepreneurial management team 16 2 PBA Commissioner Media Gaming QMS 12

L e i s u r e

Bowlero at a glance Consistent organic growth Strong historical financials $203mm Feb’20A TTM run - rate Leisure EBITDA $742mm Feb’20A TTM run - rate center revenue 9% Same - store - EBITDA CAGR FY2014 - Feb’20A TTM run - rate Note: February 2020 TTM run - rate is presented on a pro forma basis including adjustments by account and location to reflect EBITDA consistent with the definition in the Credit Agreement 1 Location count, includes current, in development and under LOI Largest operator of bowling centers in the world 26mm Feb’20A TTM guests 32 1 1 Centers in North America 14 4% Same - store - sales revenue CAGR FY2014 - Feb’20A TTM run - rate

15 Bowlero brands UPSCALE BOWLING ENTERTAINMENT TRADITIONAL BOWLING IN AN UPDATED FORMAT

< 20 15 13 ~3,500 MARKET LANDSCAPE (# of centers) ~8x next largest operator 44 321 1 Indepen dent centers 16 Source: Company websites and management estimates 1 Location count, includes current, in development and under LOI World's largest owner / operator of bowling centers Industry fragmentation creates enormous consolidation opportunity

x Well positioned in highly attractive markets across North America – 286 centers in the U.S., 7 in Mexico and 2 in Canada – 26 additional centers signed or under LOI x 74%+ of revenue generated in or adjacent to top 25 MSAs x Differentiated offerings have broad appeal across attractive demographics Portfolio of assets in highly attractive markets 17

Balanced, growing and recurring revenue streams Considerable guest recurrence at events, especially during the holiday season Consistent revenue stream with huge upside potential Walk - in / recreational bowlers including families, millennials, “date nighters”, and weekend enthusiasts Largest and most diverse audience Opportunity to raise top - of - mind awareness and increase frequency of usage for group RETAIL EVENTS AMUSEMENTS Amusements are an excellent source of high margin ancillary revenue Highest ROI investment stream in the Company Drives significant incremental spend per visit Continued source of growth with significant opportunities remaining Feb. ‘20 TTM run - rate revenue ($mm): $390 $140 League bowlers remain a large and stable source of recurring revenue League revenues outperformed expectations and the industry Predictable revenue during off - peak times PBA ownership represents another driver of league growth and engagement LEAGUE $156 $56 18

Digital optimization strategies

Digital sales promotions

GROUPON

- Periodic sales promotions through Groupon
- Drives engagement and brand awareness with potential to convert new customers to repeat visitors
- Lifetime net revenues of $30.7mm[1]

Online booking portal




- Online portal saves customers time and fees
- Provides customers certainty and reduces time spent waiting
- 166k events booked to date resulting in $43.5mm of revenue[2]
- Since relaunching with enhanced offerings on October 5, 2020, the system has booked 38k reservations and generated $6.7mm of revenue

BOWLERO CORPORATION

League bowling technology enhancements

- Digital platform streamlines and automates payment capture removing friction from the booking process
- League managers and bowlers will be able to organize, register and pay entirely electronically
- Supports continued, predictable league revenue


Leagues & Social Clubs

Self-service kiosks

- Lane-side kiosks drive food and beverage sales
- Installed in 37 centers
- 23 additional installations planned for 2021
- 100 centers to install through 2023
- Currently testing mobile phone based ordering / payment portal


STARTERS
DRINKS
EATS

[1] FY2016 – February 2021
[2] March 2016 – May 6, 2021

19

Bowlero's environmental commitment and ongoing execution

- Solar panel installation on bowling centers roofs
- Installation of LED lighting fixtures and lamps to minimize consumption
- Installation of Energy Management Systems that allow us to maximize efficiency
- Reduce use of disposables and increase usage of reusable

20

21 Pre - COVID bowling trends support Bowlero’s strategy …RESULTING IN REVENUE PER CENTER GROWTH FOR OPERATORS $722 $760 $795 $861 $933 $1,008 $1,026 $1,045 $1,051 $1,096 2010A 2011A 2012A 2013A 2014A 2015A 2016A 2017A 2018A 2019A ($ in thousands) $3,103 $3,200 $3,228 $3,422 $3,612 $3,852 $4,035 $4,150 $4,199 $4,448 2010A 2011A 2012A 2013A 2014A 2015A 2016A 2017A 2018A 2019A ($ in millions) INDUSTRY REVENUE HAS CONTINUED TO CLIMB… x Consumer spending trending towards experiences versus goods x Bowling is an enduring American pastime x Bowlero achieves ~2x revenue per center versus the industry average x Scale and strong unit economics enable Bowlero to invest in the centers and provide premium experiences x Ongoing strategy to acquire other centers and elevate their performance OBSERVATIONS Source: Kentley Insights as of January 2021

22 Organic growth significantly higher than industry peers (7 . 5%) (5 . 0%) (2 . 5%) – 2.5% 5.0% 7.5% 10.0% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Note: Values represent quarterly same store sales as reported 1 Main Event same store sales for 1Q2016 and 2Q2016 represent FY2016 results, 3Q2016 and 4Q2016 represent 1H2017 results, 1Q2017 and 2Q2017 represent 2H2017 results, 3Q2017 and 4Q2017 represent 1H2018 results, 1Q2018 and 2Q2018 represent 2H2018 results, 3Q2018 and 4Q2018 represent 1H2019 results, 1Q2019 and 2Q2019 represent FY2019 results; 3Q2019 and 4Q2019 represent 1H2020 results 1 2018 2019 2016 2017 QUARTERLY SSS GROWTH 4 .5% 4 .9% (4.7%) (0.4%) 2.6% 0.2% 1.0% (0.5%) 4 - yr average

Note: Bars in chart represent average of peer set as of LTM period 12/31/2019 or closest aligned FY LTM period 1 EBITDA includes the impact of run - rate and other adjustments 2 Capex net of SLB proceeds and tenant allowances 3 Average of maintenance capex from FY2016 - 2019 29% 20% 16% 11% TOP TIER PROFITABILITY CY2019 EBITDA margin 1 68% 54% 49% 40% INDUSTRY LEADING FREE CASH FLOW CONVERSION CY2019 (EBITDA – total capital expenditures) / EBITDA 1,2 23 Top tier profitability and cash flow conversion Casual dining Theatres FECs Theatres Casual dining FECs Average maintenance capex of only $10mm 3

Licensing / Global development Bowlero’s powerful brands and highly evolved operating systems are primed for monetization Ability to participate in economics of a substantial portion of the 3,500 U.S. centers that aren’t owned today and Bowlero wouldn’t seek to acquire Bowling is a fast growing sport internationally and has significant appeal in many markets such as Australia, Brazil, England, Germany, Indonesia, Japan, Mexico, the Middle East, Poland and South Korea Ability to license the brand for international use by country, region and city Services include: Marketing support Involvement in Bowlero’s training curriculum Online and offline sales QMS Analytics Participate in Bowlero's purchasing programs Participation in lane talk Certify lanes for competition Certify league bowler scores With the right operating partner in place, significant economics can be earned with low/ no - investment from Bowlero Domestic and international licensing provides opportunity for stable, high - margin revenues 24 Domestic licensing International licensing

Acquisition strategies Purchase of bowling centers with land – Indicative deals: Tamarac, FL, Manteca, CA and Brentwood, CA Purchase of land that Bowlero currently leases and uses to operate bowling centers – Indicative deals: North Brunswick, NJ, Norwalk, CT, Commack, NY and San Antonio, TX Potential purchase of land with big box tenants in place – Adequate returns can be earned being the landlord – Option to build a bowling center at the location at lease maturity or if tenant vacates early 25 Go - forward optionality Form REIT to hold real property assets Sale leasebacks (SLBs) – $277mm in total SLBs executed from 2014 - 2020 Redevelop for higher and better use (potentially maintaining the bowling use as well) Bowlero’s real estate strategy creates enormous value

26 Highly attractive returns on invested capital 37% BOWLERO’S STRONG TRACK RECORD OF ROI FY2014 - FY2019 66% 31% Bowlmor / Bowlero conversions 1 New games & Amusements New centers Note: Based on financial information through week end September 30, 2019 and pro forma run rate estimates 1 Renovations and brand conversions of AMF and Brunswick centers into Bowlero branded centers 2 In some cases, Games & Amusements investment results are included within Bowlmor/Bowlero and Remodel/Upgrades results 3 Assumes EBITDA margin of 85.0% for the games & amusements business (pre - and post - investments) 4 Net of sale leaseback proceeds and tenant allowance Per center metric Number of centers invested 41 168 2 13 Avg. investment capex $2,338,219 $215,310 $3,823,048 4 Avg. incremental pro forma EBITDA $861,384 $141,760 $1,191,793 % increase vs. prior year 95% 381% 3 Avg. payback years 2.7 1.5 3.2

27 Source: Company financials Highly attractive returns on invested capital (cont’d) Illustrative case studies JUPITER, FLORIDA Former independent center acquired via new lease with owner Pre - acquisition performance of $2.4mm revenue, $600k in EBITDAR and ($152k) EBITDA net of post - acquisition rent CY2019 performance of $3.9mm revenue, $2.0mm in EBITDAR and $1.4mm in EBITDA EBITDA margin expansion of +4,297 bps BETHESDA, MARYL A ND $3.4 mm 29% 3.4 $3.4 mm 45% 2.2 $2.0 mm 56% 1.8 Net cash invested ROI Payback years Net cash invested ROI Payback years Net cash invested ROI Payback years Former Bowl America center acquired via lease Pre - acquisition performance of $830k revenue and ($30k) EBITDA Year 1 performance of $4.2mm revenue and $1mm in EBITDA EBITDA margin expansion of +2,692 bps NORTH SCOTTSDALE , ARIZONA New center construction in 10 th largest metropolitan area (Phoenix) 33,500 sq. ft. 36 lanes Opened in April 2018 Year 1 revenue of $3.7mm Year 1 EBITDA of $1.6mm

28 Significant opportunity to accelerate already robust organic growth through center upgrades SAME STORE REVENUE CAGR FY2014 – Feb 2020 SAME STORE EBITDA CAGR FY2014 – Feb 2020 4% 7% 2% Total portfolio Converted centers Low investment centers 9% 11% 7% Total portfolio Converted centers Low investment centers 182 low - investment centers provide ample runway for continued high ROI investments

$1.9 $2.0 $2.1 $2.2 $2.5 2016A 2017A 2018A 2019A Feb '20 TTM run - rate $0.6 $0.6 $0.7 $0.8 $0.9 2016A 2017A 2018A 2019A Feb '20 TTM run - rate 29 Note: $ in millions; FY as of 6/30 Strong track record of growth and profitability REVENUE PER CENTER EBITDA PER CENTER % margin 32% 32% 34% 35% 38% Consistent growth from organic initiatives, new builds and opportunistic acquisitions Continue to rationalize portfolio to focus on best - in - class assets while adding new high - quality centers Clear runway for continued growth through new units and investment in core growth initiatives

Leisure financial projections


REVENUE
CAGR FY18A – CY23E: 7.9%
$614
$666
$742
$513
$373
$758
$844
$888
$932
FY '18A
FY '19A
Feb '20 TTM run-rate
FY '20A
FY '21E
FY '22E
CY '22E
FY '23E
CY '23E


EBITDA
CAGR FY18A – CY23E: 11.1%
$168
$188
$203
$163
$92
$242
$273
$289
$299
FY '18A
FY '19A
Feb '20 TTM run-rate
FY '20A
FY '21E
FY '22E
CY '22E
FY '23E
CY '23E
% margin
27%
28%
27%
32%
25%
32%
32%
33%
32%

COVID impacted period

Recovered business

Note: $ in millions; FY as of 6/30

30

31 Note: $ in millions; FY as of 6/30 1 This RBIG balance is within the above NOL totals NOLs Balance ($mm) ȗ 382 Annual Limitation, if any Notes 2004 † 382 NOLs $61.2 $6.1 10 years remaining 7/3/2017 2016 † 382 NOLs 112.5 9.3 Limited to $3.1mm for 10 years, 20 year life 7/1/2018 2017 NOL 144.9 None 20 year life, no 80% limitation 6/28/2020 2019 NOL per provision 27.1 None Unlimited life, subject to 80% usage limitation Total NOLs $345.7 Recognized built - in gain (RBIG) limitation from the Atairos transaction 7/03/2017 FYE18 $67.9 FYE19 66.8 RBIG Utilized FYE19 (49.5) FYE20 24.4 2017 RBIG available for FYE21 1 $109.6mm Significant value in tax assets

M e d i a

Strong brand equity and prestige amongst bowlers carries to centers Profitable standalone venture that effectively is hundreds of hours of "free" marketing on linear TV Existing partnership with FoxBet sportsbook with additional sports betting partners in discussion Path to incremental sponsorship revenue Lots of satellites in orbit (scale) Continuous capture Zer o marginal cost Professional Bowlers Association (PBA) ownership benefits Leisure business by creating a virtuous cycle VIEWERS Acquired the PBA in September 2019 INTEREST GUESTS 33

Media initiatives grow monetization opportunities and bowling enthusiasm PBA Acquired the PBA in September 2019 Media rights with Fox Sports Growing viewership annually 34 Sports betting Existing partnership with FoxBet sportsbook Additional sports betting partners in discussion Media projects Bowlero Elite Series on NBC Additional media projects in discussion with a prestigious development firm and Netflix Opportunities to grow sport awareness and enthusiasm

Fast growing PBA diversifies and reinforces business model Premier Sponsors Over 70 hours / year of original first - run linear programming $3mm+ dollar media rights contract with Fox Sports $550k+ in additional media rights fees from CBS Sports Network and OTT platform, FloBowling Largest viewing audience in history with over 23M in 2020 despite COVID - related production limitations (e.g., no live audience) Opportunity to expand through acquisitions in the niche sports media space Projected to achieve $5mm of EBITDA by 2023 35

CBS to launch prime-time comedy show based on professional bowler

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Pete Holmes to Play Pro Bowler in Untitled CBS Comedy Pilot

By Mónica Marie Zorrilla



Comedian Pete Holmes will star as an aspiring Midwestern professional bowler in an untitled CBS comedy from CBS Television Studios and writer Mark Gross.

One of three new pilots CBS has ordered this year, the untitled multi-camera pilot revolves around Tom Smallwood, a Michigan man who is laid off from a General Motors automotive plant and decides to pursue his dream of becoming a professional bowler.

David Hollander and Brian D'Arcy James (a native of Saginaw, Mich.) will executive produce the untitled CBS Studios series along with Gross. Hollander, who recently was the showrunner on Showtime's "Ray Donovan," is currently serving as the writer, director, executive producer, and showrunner on a series adaptation of 1980 hit "American Gigolo" for Paramount Television Studios. James, a Drama Desk Award-winning Broadway star and musician, will next be seen starring in Steven Spielberg's remake of "West Side Story." Gross' notable works include executive producing CBS sitcom starring Matt LeBlanc "Man With A Plan" and co-executive producing CBS sitcom "Mike and Molly," starring Melissa McCarthy and Billy Gardell. Gross also executive produced the two TV movies "The Sweetest Heart" and "Bothered Up."

36

G a m i n g

Elevated in-center gaming experiences


PBA Bowling
GLOBAL
RUMBLE
Lanetalk

RUMBLE

- International virtual tournaments in partnership with Lane Talk app
- Bowlers worldwide can enter the tournament remotely at their local bowling center
- Chance to win a portion of the $50,000 prize pool



GAMING SPONSORSHIPS WITH BETTORVIEW

- Partnered with Bettorview, a digital signage solution with the ability to enhance in-venue promotions on screens
- Monetize the legal online sports betting industry via performance-based agreements with multiple sportsbook operators



IN-CENTER GAMING

- Developing an app that will allow bowlers to compete in skills-based challenges for real world prizes at integrated bowling centers worldwide
- Opportunity to add additional engagement while increasing dwell time and revenue


ARCADE

REDEMPTION ARCADES

- Expansive nationwide footprint of 237 arcades and growing
- Lends itself well for potential linked/progressive offerings with intra-company opportunities

38

Innovation in sports betting and digital gaming to drive significant upside

STRIKE!

- Through partnership with Skillz, first hospitality company to brand an esports game
- Connects 40mm Skillz players worldwide with Bowlero's ~300 bowling centers and 26mm annual guests nationwide
- Allows players to compete for cash prizes and free games at Bowlero centers, driving incremental traffic
- ~95k downloads since launch in Sep. 2020


STRIKE!
BY
Bowlero

PBA Bowling Challenge

- 3D bowling mobile game available for iOS and Android
- Downloaded by more than 29mm people
- Bowl against 24 of the best PBA bowlers
- Based on actual statistics that track power, hook, and control


PBA
BOWLING
Est. 1958
CHALLENGE

PBA Pro Bowling 2021

- Officially licensed PBA's console game, available on PlayStation, Xbox, Nintendo Switch and Steam
- Includes 26 of the top pros along with in-game commentary from the TV broadcast team of Rob Stone and Hall-of-Famer Randy Pedersen


PBA
PRO BOWLING

39

First of its kind International bowling tournament open to bowlers of all skill levels By partnering with Lane Talk app, bowlers can enter the tournament from wherever they are globally Unique format allows for tens of thousands of bowlers to participate at bowling centers for a chance to win a portion of the $50,000 prize pool From March 1 st , 2021 to March 23 rd , 2021, ~5,200 unique bowlers entered the tournament Performed ~14,700 attempts and ~29,400 games Average of 3.4 attempts / bowler (US 3.1, Intl 4.5) Over 18,500 total hours played 40

Gaming prospects expected to amplify revenue

1

Global tournaments

- Recurring tournaments powered by exclusive technology partnership in the U.S. driving real-time scoring
- All participating Bowlero locations
- 321 Bowlero centers, 600+ international bowling centers and 750+ U.S. non-Bowlero locations

2

In-center gaming advertising and sponsorships

- Opportunity to grow brand integration with sportsbook partners
- Target in-center advertising and sponsorship partners include FoxBet, DraftKings and FanDuel
- Significant opportunity to generate recurring revenue through partnerships with growing network of sports books

3

In-center gaming and redemption

- Utilize app-based scoring integration, allowing bowlers all over the world to make wagers and win prizes
- Potential audience of 80 - 90mm
- Project to rapidly achieve market penetration rate of 14%[1]
- Forecast average total wager of $7.50

41

[1] Industry standard betting penetration rate for population aged 21+

T e c hn o l o g y

Management SaaS platform powered by a multilayered algorithm Developed in - house to optimize the management of Company’s diverse store portfolio Utilizes data aggregation and analysis to identify areas of opportunity to drive performance improvements across the P&L Creates a culture of highly transparent, data - driven management which informs compensation and organizational decisions Proven, proprietary technology QMS enables businesses to consistently access available operating leverage and drive better, more predictable performance 43 REVENUE (Y) AND EBITDAR MARGIN (X) 15.0% 25.0% 35.0% 45.0% 55.0% 65.0% Location revenue R 2 : Bowlero: 0.58 Illustrative peer 1 : 0.44 1 Typical, well regarded location based entertainment company

Online teaching tools Revenue generation guide Revenue summary Identifies business improvement tactics to close the gap to optimal performance Facilitates the utilization of available operating leverage in a predictable fashion to maximize profitability Allows managers to seamlessly identify and utilize training and execution materials that underpin the identified tactics QMS driven efficiencies will fuel its growth As QMS aggregates more customers and data, the algorithms will become more powerful and drive higher value into the product leading to more customers 44

QMS total addressable market projections Multiple vectors to drive sustainable growth 45 Amusemen t parks : 417 Gyms: 100k businesses Travel / airlines: 309 businesses Fast food: 192k businesses Tourism: 357k businesses Accommodation & food services: 887 k busi n esses Commercial real estate: 2mm businesses Healthcare: 3mm businesses Retail: 3mm businesses $5tn $3tn $887bn $599bn $591bn $240bn $71bn $33bn $18bn ~10mm total potential client businesses Source: IBIS, Industry reports Tota l size o f industries: ~$10tn

Financial overview

$36 $31 $33 $39 $6 $7 $6 17.5% 22.0% 18.3% 23.1% $9 COST SIDE MANAGEMENT LED BY CURRENT BOWLERO EXECUTIVE TEAM Bowlmor revenue & EBITD A p erformanc e ($ in m i l l ions) Revenue EBITDA EBITDA Margin $400 $396 $382 $388 $93 $86 $77 $74 23.2% 21.8% 21.1% 20.5% 2008 2009 2010 2011 2008 2009 2010 2011 INHERENT REVENUE GENERATING RESILIENCE OF A DIVERSE BOWLING PORTFOLIO AMF revenue & EBITDA performance ($ in millions) 1 Revenue EBITDA EBITDA Margin Source: Management 1 Reflects the 262 centers that Bowlmor acquired in the merger with AMF Prior AMF management team did not manage costs effectively during the recession 47 Proven success through market dislocations 2008 vs. 2009 performance: 6% EBITDA increase Proactive cost discipline 2008 vs. 2009 performance: 1% revenue decrease Revenue dropped only 4.5% peak to trough at AMF proving resilience during a deep recession

48 COVID - 19 response enabled the Company to maintain a strong footing through the market dislocation x $33mm of permanent annualized savings through reduced costs x $145mm in temporary savings driven by reduced costs x $26mm collected in Business Interruption Insurance proceeds to date x $58mm in reduced capital expenditures x $46mm in modified leases to abate or defer rent payments ($000s) Three months ending March 28, 2021 Nine months ending March 28, 2021 Cash balances, beginning of period $149,206 $140,705 Operating activities, net 1 42,226 30,168 Business Interruption Insurance Proceeds - 20,187 Investing activities, net (9,486) (28,188) Financing activities, net (2,043) 36,840 Interest on debt (13,334) (33,143) Cash balances, March 28, 2021 $166,569 $166,569 Note: FY as of 6/30 1 Excludes Business Interruption Insurance Proceeds and Interest Payments on debt and includes effect of exchange rates on cash

$21 $19 $16 $8 $4 $6 $201 $275 Feb '20 TTM Base business New builds 1 run - rate EBITDA Center a c quis i tio ns Chain a c quis i tio ns Media bus i ness G&A C Y2022 E EBITDA Feb '20 TTM run - rate – CY2022E EBITDA bridge 49 Base Business assumes 5% growth to pre - COVID levels (which is less than current performance and the period doesn't begin for 6 months) 17 center acquisitions and 9 new builds Chain acquisition (Bowl America) that was announced on 5/28/21 and is expected to close before the end of calendar year 2021 Media segment growth driven by PBA Note: $ in millions 1 Includes 3 new builds that have already opened and 3 new builds set to open in the next 6 months

50 Strong demand following restriction easing Jan and Feb ‘21 EBITDA each $8mm+, Mar and Apr $11mm and $19mm of EBITDA, respectively 1 May 3, 2020 – Dec 31, 2020 measured as a % of 2019 revenue, Jan 1, 2021 – March 15, 2021 measured as a % of 2020 revenue, March 15, 2021 data onward measured as % of 2019 revenue 1% 24% 49% 50% Portfolio performance has recovered to above pre - pandemic levels despite remaining capacity restrictions Location performance has consistently improved and is now far outperforming pre - pandemic levels LOCATION PERFORMANCE V S . P R E - P A N D E M I C F O R A L L C E N T E R S 1 105% 113% 5/3/20 8/2/20 11/1/20 1/31/21 5/2/21 6/20/21

Attractive financial plan with upside potential

LEISURE

- Assumes 5% growth to pre-COVID levels
- ~30 new centers expected to be built/acquired through 2023
- Accelerate conversions, new builds and acquisitions
- Real estate strategy creates significant value opportunity through acquisitions and go-forward optionality
- Opportunistic domestic and international licensing

MEDIA

- Grow linear and digital media rights domestically and internationally
- Grow number of PBA sponsorship partners
- Launch new original programming to diversify and support brand
- Additional upside driven by ISOS expert involvement

GAMING

- In-center gaming expansion and development of sports betting fuels topline growth
- Digital first, at-home gaming options enables broad audience reach
- Grow international connectivity through global tournaments

TECHNOLOGY

- Target clients using QMS system for 6,000+ locations after 2024
- Potential to achieve 25% revenue CAGR in ensuing years
- Expect to achieve industry average EBITDA margins of ~23%

No financial benefit included in base-case forecast

51

run - r a t e F Y ' 1 8 A F Y ' 1 9 A F e b ' 2 0 F Y ' 2 0 A F Y ' 2 1 E F Y ' 2 2 E TTM $904 $949 $859 $746 $772 $666 $614 $518 $386 CY '22E FY '23E CY '23E 52 Consolidated long term growth forecast REV E NUE COVID impacted period Recovered business EBITDA UNLEVERED FREE CASH FLOW 1 Note: $ in millions; FY as of 6/30 1 Calculated as EBITDA – total capex; Includes real estate purchases, acquisition of centers, proceeds from sale/leaseback and proceeds from tenant allowances 2 Calculated as (EBITDA – corporate & maintenance capex) / EBITDA run - r a t e F Y ' 1 8 A F Y ' 1 9 A F e b ' 2 0 F Y ' 2 0 A F Y ' 2 1 E F Y ' 2 2 E TTM $292 $304 $275 $244 $187 $201 $167 $161 $92 CY '22E FY '23E CY '23E % conversion 49% 70% 33% 30% 52% 37% 43% 45% 46% % conversion (excluding growth capex) 2 90% 87% 88% 85% 78% 92% 91% 91% 91% % margin 27% 28% 27% 31% 24% 32% 32% 32% 32% run - r a t e F Y ' 1 8 A F Y ' 1 9 A F e b ' 2 0 F Y ' 2 0 A F Y ' 2 1 E F Y ' 2 2 E TTM $81 $131 $66 $48 $48 $91 $118 $133 $141 CY '22E FY '23E CY '23E

53 IRREPLACEABLE PORTFOLIO OF ASSETS IN HIGHLY DESIRABLE MARKETS HIP, RELEVANT, ENGAGING BRANDS OFFERING AN ELEVATED CONSUMER EXPERIENCE EXPERIENCED MANAGEMENT TEAM WITH A PROVEN HISTORY OF INNOVATION PROVEN ABILITY TO GENERATE OUTSIZED INVESTOR RETURNS THROUGH MASSIVE PERFORMANCE GAINS PROPRIETARY TECHNOLOGICAL INVESTMENT FUELS COST EFFICIENCIES SIGNIFICANT GROWTH OPPORTUNITIES THROUGH EXPANSION OF MEDIA, GAMING INITIATIVES AND TECHNOLOGY STRONG CASH FLOW ENABLES SELF FUNDING OF GROWTH OPPORTUNITIES

54 EV / CY2022E EBITDA 22.8x 22.3x 18.6x 18.0x 13.9x 13.6x 12.5x 12.0x 11.5x 11.4x 11.1x 10.9x 9.7x 9.5x 7.4x Source: Company filings, FactSet as of 06/24/21 Bowlero is attractively valued given its industry leading operating metrics and unique growth opportunities Strong operating metrics and growth trajectory should have a positive impact on trading value

A pp e n d i x

Detailed existing and pro forma cap table 56 Illustrative capitalization @ $10 per share 1 ($mm) As of February 28, 2021 Adj. Pro forma Cash $153 $72 $225 Debt 887 - 887 Existing preferred equity 139 (139) 0 Convertible preferred issued for cash 0 95 95 Exchange of common equity for convertible preferred 0 105 105 Equity 1,601 152 1,753 Existing holders 1,601 (406) 2 1,195 Management stock bonus 3 - 14 14 Founder promote 4 - 40 40 SPAC / public holders - 255 255 Forward purchase agreement - 100 100 PIPE holders - 150 150 Enterprise value $2,474 $142 $2,616 Source: Bowlero management; ISOS executed proposal; Public filings Note: Assumes no new debt issuance; Assumes current net debt of $735mm (excluding preferred); Assumes transaction expenses of $55mm (excl. transaction bonus); 1 Excludes dilution from warrants; 2 Reflects $8mm of sponsor forfeiture transferred to existing holders, secondary proceeds of $309mm and exchange of common equity to convertible preferred of $105mm; 3 Reflects $14mm of $39mm management transaction bonus paid in stock; 4 Reflects outright forfeiture of 0.81mm sponsor shares; excludes 1.61mm sponsor shares subject to vesting conditions

Bowlero compares well versus other public peer set leaders 57 Experiential Amusement O&O Dinin g & Le isure Live Events / Sports ’23E EBITD A Growth 10.2% 21.9% 7.9% 24.1% 4.5% 7.9% 17.4% 9.6% 7.7% 10.9% 5.9% NA 4.8% 9.9% 1.9% Mean: 14.6% Mean: 8.1% Mean: 11.7% Mean: 5.5% ’22E EBITD A margin 32.1% 9.0% 33.3% 12.1% 23.3% 36.3% 36.2% 16.6% 13.2% 9.4% 13.1% 24.1% 28.9% 31.1% Mean: 19.4% Mean: 13.1% Mean: 36.7% 37.7% Mean: 28.0% Source: Company filings, FactSet as of 06/24/21; all data CYE ’19A - ’22E Rev CAG R 7.7% 3.0% 7.3% 6.1% 4.0% 0.6% 2.1% 1.4% 6.6% 9.4% 8.6% 1.7% 5.5% 9.1% 7.1% Mean: 5.1% Mean: 6.6% Mean: 1.4% Mean: 7.2% ’23E Rev Growt h 10.6% 12.4% 5.8% 11.5% 8.0% 5.2% 8.4% 5.3% 6.5% 8.9% 5.7% NA 4.3% 6.1% 2.7% Mean: 9.4% Mean: 7.0% Mean: 6.3% Mean: 4.4% ’ 19 A - 22 E EBITDA CAGR 11.7% 6.5% 12.6% 14.4% 8.0% 1.4% 7.2% 3.3% 19.5% 13.3% 11.4% 13.3% 8.8% 4.8% 11.0% Mean: 10.4% Mean: 14.4% Mean: 4.0% Mean: 8.2% Note: “NA” where consensus data is unavailable

Bowlero’s valuation benchmarking to select peers 58 9.5x 22.8x 18.0x 18.6x 7.4x 12.5x 11.1x 9.7x 11.5x 13.6x 10.9x 12.0x 22.3x 13.9x 11.4x EV / CY2022E EBITDA EV / CY2023E EBITDA 8.6x 18.7x 16.7x 15.0x 7.1x 11.6x 9.4x 8.9x 10.6x 12.2x 10.3x NA 21.3x 12.6x 11.1x Experiential Amusement O&O Dinin g & Le isure Live Events / Sports Mean: 16.7x Mean: 12.0x Mean: 11.1x Mean: 15.9x Mean: 14.4x Mean: 11.1x Mean: 10.0x Mean: 15.0x Source: Company filings, FactSet as of 06/24/21 Note: “NA” where consensus data is unavailable

$575 $591 $614 $666 $742 59 Dramatic center - level outperformance versus peers CENTER - LEVEL REVENUE AVERAGE PER CENTER REVENUE Note: $ in millions; Center revenue as of FYE 6/30; Industry average revenue as of CYE Source: Kentley Insights 1 Industry average is CY2019A 2016A 2017A 2018A 2019A $1.9 $2.0 $2.1 $2.5 $2.2 $1.0 $1.0 $1.1 $1.1 $1. 1 1 2017A Bowlero 2016A 2018A 2019A Feb 2020 Industry average TTM run - rate Feb 2020 TTM run - rate

60 Highly attractive returns on invested capital Case study: Bowlero St. Peters BEFORE INVESTMENT AFTER INVESTMENT

Consistent value creation through acquisitions Case study: AMF Bowlero best practices implemented in acquired AMF (2013) centers drove dramatic performance enhancements Grew revenue achieving a 5% topline CAGR (FY2013 - Feb’20 TTM run - rate) Proven discipline in cost controls as Bowlero has continually focused on optimizing performance TOTAL CENTER REVENUE TOTAL CENTER EBITDA EBITDA MARGIN $311 $308 $327 $377 $360 $399 $443 $423 2013A 2014A 2015A 2016A 2017A 2018A 2019A Feb '20 TTM run - rate $81 $84 $95 $117 $137 $124 26% 27% 29% 33% 33% 34% 36% 36% $152 $162 2013A 2014A 2015A 2016A 2017A 2018A 2019A Feb '20 TTM run - rate +1.045bps 61 Note: $ in millions; FY as of 6/30

Consistent value creation through acquisitions (cont’d) Case study: Brunswick Successful cost rationalization played a key role in the turnaround Grew EBITDA margins through cost rationalization while achieving a 2% topline CAGR (FY2014 - Feb’20 TTM RR) TOTAL CENTER REVENUE TOTAL CENTER EBITDA $162 $165 $163 $160 $165 $175 $184 2014A 2015A 2016A 2017A 2018A 2019A Feb '20 TT M run - rate $35 $42 $48 $46 $49 $56 2014A 2015A 2016A 2017A 2018A 2019A Feb '20 TT M run - rate +1,130bps 21% 25% 29% 29% 30% 32% 33% $60 EBITDA MARGIN 62 Note: $ in millions; FY as of 6/30

Consolidated revenue and EBITDA breakdown

	FY2016A	FY2017A	FY2018A	FY2019A	CY2019A	Feb '20 TTM run-rate	FY2020A	FY2021E	FY2022E	CY2022E	FY2023E	CY2023E
Revenue												
Leisure	$575	$591	$614	$666	$685	$742	$513	$373	$758	$844	$888	$932
Media	0	0	0	0	3	5	6	13	14	14	16	18
Total revenue	**$575**	**$591**	**$614**	**$666**	**$688**	**$746**	**$518**	**$386**	**$772**	**$859**	**$904**	**$949**
Realized EBITDA												
Leisure	$117	$122	$133	$153	$156	$203	$80	$55	$219	$250	$265	$274
Media	0	0	(1)	(1)	(1)	(2)	(2)	(0)	1	2	3	5
Total realized EBITDA	**$117**	**$122**	**$133**	**$152**	**$155**	**$201**	**$78**	**$55**	**$220**	**$252**	**$268**	**$279**
Pro forma adjustments												
Real Estate & Property Taxes	$0	$4	$19	$19	$19	$0	$20	$20	$21	$21	$21	$22
Total Cost Saving Initiative	0	3	2	3	5	0	23	5	3	3	3	3
Other Adjustments	0	0	0	1	1	0	20	0	0	0	0	0
Annualized amount for De Novo Facilities	0	0	1	6	9	0	6	5	0	0	0	0
Annualized amount for Renovated Facilities	0	11	13	6	10	0	15	7	0	0	0	0
Total pro forma adjustments	**$0**	**$19**	**$34**	**$35**	**$43**	**$0**	**$83**	**$37**	**$23**	**$24**	**$24**	**$24**
Total credit agreement EBITDA	**$117**	**$141**	**$167**	**$187**	**$198**	**$201**	**$161**	**$92**	**$244**	**$275**	**$292**	**$304**
Capex												
Center upgrades	$38	$42	$68	$85	$96	$90	$83	$18	$98	$94	$91	$93
Corporate and maintenance	11	15	17	25	26	25	24	20	20	24	25	27
Other[1]	1	27	0	(53)	(58)	20	6	6	34	40	43	43
Total net capex	**$51**	**$84**	**$86**	**$56**	**$64**	**$134**	**$113**	**$44**	**$153**	**$157**	**$160**	**$163**

Note: $ in millions; FY as of 6/30

[1] Includes real estate purchases, acquisition of centers, proceeds from sale/leaseback and proceeds from tenant allowances

63

$117 $167 $141 $187 $201 2016A 2017A 2018A 2019A Feb '20 2016A 2017A 2018A 2019A Feb '20 TTM run - rate TTM run - rate $66 $56 $81 $131 $66 % conversion 2 57% 40% 49% 70% 33% % conversion (excluding growth capex) 3 90% 89% 90% 87% 88% % margin 20% 24% 27% 28% 27% Note: $ in millions; FY as of 6/30 1 Calculated as EBITDA – capex; capex net of SLBs and proceeds from tenant allowance 2 Calculated as (EBITDA – total capex) / EBITDA 3 Calculated as (EBITDA – corporate & maintenance capex) / EBITDA 64 Powerful free cash flow to self - fund growth Consolidated company EBIT D A UNLEVERED FREE CASH FLOW 1

Summary P&L: Leisure

	FY2016A	FY2017A	FY2018A	FY2019A	CY2019A	Feb '20 TTM run-rate	FY2020A	FY2021E	FY2022E	CY2022E	FY2023E	CY2023E
Center count	*306*	*302*	*294*	*299*	*295*	*295*	*296*	*295*	*311*	*321*	*326*	*336*
Bowling and shoe revenue	$329	$332	$339	$359	$364	$390	$272	$197	$413	$457	$479	$495
Food and beverage revenue	198	206	212	231	240	263	179	136	241	271	286	306
Other revenue	48	54	63	76	81	88	62	41	83	95	101	108
Chain acquisitions	0	0	0	0	0	0	0	0	20	21	22	23
Total leisure revenue	**$575**	**$591**	**$614**	**$666**	**$685**	**$742**	**$513**	**$373**	**$758**	**$844**	**$888**	**$932**
% growth	N/A	*2.9%*	*3.9%*	*8.4%*	*N/A*	*N/A*	*(23.0%)*	*(27.2%)*	*103.1%*	*37.0%*	*17.1%*	*10.3%*
Food and beverage cost of sales	$50	$51	$52	$56	$58	$63	$42	$32	$59	$66	$70	$75
Other cost of sales	5	5	6	6	7	7	5	4	17	19	20	22
Labor costs	145	150	152	166	171	184	134	95	168	189	199	211
Total cost of sales	**$200**	**$206**	**$210**	**$228**	**$235**	**$255**	**$181**	**$131**	**$244**	**$274**	**$290**	**$307**
Leisure gross profit	**$374**	**$386**	**$405**	**$438**	**$449**	**$487**	**$331**	**$242**	**$514**	**$570**	**$598**	**$624**
% margin	*65.1%*	*65.2%*	*65.9%*	*65.7%*	*65.6%*	*65.7%*	*64.6%*	*64.9%*	*67.8%*	*67.5%*	*67.4%*	*67.0%*
Rent	$66	$70	$72	$76	$81	$86	$83	$63	$95	$104	$109	$115
Other operating expenses	125	126	127	127	131	122	104	70	132	144	150	156
Center level EBITDAR	**$250**	**$259**	**$278**	**$310**	**$319**	**$365**	**$228**	**$173**	**$383**	**$426**	**$448**	**$468**
Center level EBITDA	**$183**	**$189**	**$206**	**$234**	**$237**	**$280**	**$145**	**$110**	**$288**	**$322**	**$339**	**$353**
% margin	*31.9%*	*32.0%*	*33.6%*	*35.1%*	*34.6%*	*37.7%*	*28.2%*	*29.4%*	*38.0%*	*38.2%*	*38.2%*	*37.9%*
SG&A and other	$66	$68	$73	$81	$81	$77	$65	$55	$69	$73	$74	$79
Pro forma adjustments[1]	0	19	34	35	43	0[2]	83	37	23	24	24	24
Leisure EBITDA	**$117**	**$141**	**$168**	**$188**	**$199**	**$203**	**$163**	**$92**	**$242**	**$273**	**$289**	**$299**
% margin	*20.4%*	*23.8%*	*27.3%*	*28.3%*	*29.1%*	*27.4%*	*31.7%*	*24.7%*	*32.0%*	*32.4%*	*32.5%*	*32.1%*

Note: $ in millions; FY as of 6/30

[1] Pro forma adjustments include real estate and property tax credit agreement adjustment, cost savings initiatives, and other non-recurring items

[2] Pro forma adjustments for Feb'20 TTM run-rate baked into respective line items

65

FY '18A FY '19A Feb '20 FY '20A FY '21E FY '22E TTM run - % conversion rate 49% 73% 45% 39% 59% 49% 52% 53% 53% % conversion (excluding growth capex) 3 90% 87% 88% 86% 78% 92% 91% 91% 91% FY '18A FY '19A Feb '20 FY '20A FY '21E FY '22E TTM run - $124 $111 $100 $86 $52 $38 $132 $137 $140 CY '22E FY '23E CY '23E rate COVID impacted period 66 $137 $118 $92 $82 $63 $54 $152 $159 $141 CY '22E FY '23E CY '23E Note: $ in millions; FY as of 6/30 1 Includes Total center upgrades, marketing/corporate/IT, maintenance, acquisition of centers and net of SLBs and proceeds from tenant allowance 2 Calculated as EBITDA – capex 3 Calculated as (EBITDA – corporate & maintenance capex) / EBITDA Leisure financial projections LEISURE CAPEX 1 UNLEVERED FREE CASH FLOW 2 Recovered business

Summary P&L: Media FY2021E FY2022E CY2022E FY2023E CY2023E Revenue $13 $14 $14 $16 $18 % grow t h N/A 7.5% 9.8% 18.1% 25.6% Cost of sales $11 $9 $9 $9 $9 Labor 1 1 1 1 1 Gross profit $1 $3 $4 $6 $7 % margin 6.5% 23.0% 28.8% 35.3% 40.5% Operating expenses 1 2 2 2 2 Media EBITDA ($0) $1 $2 $3 $5 % margin N/A 8.5% 14.0% 21.5% 27.5% Note: $ in millions; FY as of 6/30 67

Source: Company filings 68 Consolidated Balance Sheets June 28, 2020 and June 30, 2019 (Amounts in thousands, except share and per share amounts) Assets 2020 ($) 2019 ($) Current assets: Cash and cash equivalents $140,705 $114,192 Accounts and notes receivable, net of allowance for doubtful accounts of $197 and $51, respectively 3,758 2,161 Inventories, net 8,167 8,083 Prepaid expenses and other current assets 7,703 10,616 Assets held - for - sale 1,307 2,047 Total current assets 161,640 137,099 Property and equipment, net 453,331 411,939 Property and equipment under capital leases, net 285,174 296,962 Intangible assets, net 101,797 102,864 Goodwill 811,794 799,445 Investment in joint venture 1,217 1,222 Deferred income tax assets 115 2,076 Other assets 43,025 47,536 Total assets $1,858,093 $1,799,143 Liabilities, Redeemable Convertible Preferred Stock, Redeemable Common Stock and Stockholders’ Equity Current liabilities: Accounts payable 16,954 27,553 Accrued expenses 40,712 50,205 Current maturities of long - term debt 5,260 4,437 Other current liabilities 8,449 4,401 Total current liabilities 71,375 86,596 Long - term debt, net 830,586 690,181 Long - term obligations under capital leases 356,491 348,926 Other long - term liabilities 56,121 42,201 Deferred income tax liabilities 12,846 8,096 Total liabilities 1,327,419 1,176,000 Redeemable Convertible Preferred Stock: Series A Preferred stock ($0.0001 par value, 200,000 shares authorized, 106,378 shares issued and outstanding as of June 28, 2020 and June 30, 2019, respectively) 133,147 124,591 Redeemable Common Stock: Common stock ($0.0001 par value, 2,069,000 shares issued and outstanding as of June 28, 2020 and June 30, 2019, respectively) 160,601 212,093 Stockholders’ equity: Common stock ($0.0001 par value, 20,000,000 shares authorized, 5,911,428 shares issued and outstanding as of June 28, 2020 and June 30, 2019, respectively, inclusive of the 2,069,000 redeemable shares of common stock) 1 1 Additional paid - in capital 358,638 312,271 Accumulated deficit (102,701) (11,809) Accumulated other comprehensive loss (19,012) (14,004) Total stockholders’ equity 236,926 286,459 Total liabilities, redeemable convertible preferred stock, redeemable common stock and stockholders’ equity $1,858,093 $1,799,143

Source: Company filings 69 Consolidated Statements of Operations Fiscal Years Ended June 28, 2020 and June 30, 2019 (Amounts in thousands) Revenues Fiscal Year Ended June 28, 2020 ($) Fiscal Year Ended June 30, 2019 ($) Revenues $520,431 $672,175 Cost of revenues 443,265 515,071 Gross profit 77,166 157,104 Operating (income) expenses: Selling, general and administrative expenses 84,103 97,250 Asset impairment 1,653 896 Loss on sale or disposal of assets, net 1,346 3,598 Income from joint ventures (143) (198) Management fee income (524) (721) Other expenses 959 1,972 Loss on refinance of debt 1,172 1,788 Gain on sale of short - term investments (3,388) - Business interruption insurance recoveries (6,025) - Gain on bargain purchases - (5,329) Total operating expenses, net 79,153 99,256 Operating (loss) profit (1,987) 57,848 Interest expense, net 80,642 61,129 Loss before income tax expense (82,629) (3,281) Income tax expense 8,263 1,795 Net loss ($90,892) ($5,076) Redeemable convertible preferred stock dividends (undeclared and cumulative) (8,556) (9,488) Net loss attributable to common stockholders ($99,448) ($14,564) Net loss per share attributable to common stockholders, basic and Diluted (16.82) (2.46) Weighted - average shares used in computing net loss per share attributable to common stockholders, basic and diluted 5,911,428 5,911,428 Net loss ($90,892) ($5,076) Other comprehensive (loss) income, net of income tax: Change in fair value of interest rate swaps (3,968) (18,001) Foreign currency translation adjustment (1,040) 162 Other comprehensive loss (5,008) (17,839) Total comprehensive loss ($95,900) ($22,915)

Source: Company filings 70 Consolidated Statements of Cash Flows Fiscal Years Ended June 28, 2020 and June 30, 2019 (Amounts in thousands) Operating activities: 2020 2019 Net loss ($90,892) ($5,076) Adjustments to reconcile net loss to net cash provided by operating activities: Asset impairment 1,653 896 Depreciation and amortization 89,234 92,011 Loss on sale or disposal of assets, net 1,346 3,598 Gain on sale of short - term investments (3,388) - Gain on bargain purchases - (5,329) Income from joint ventures (143) (198) Loss on refinance of debt 1,172 1,788 Amortization of deferred financing costs 2,898 2,666 Amortization of deferred rent incentive (1,499) (1,471) Non - cash interest expense on capital lease obligation 6,565 4,051 Amortization of deferred sale lease - back gain (1,200) (90) Deferred income taxes 7,402 2,127 Stock based compensation 3,431 3,428 Distributions from joint ventures 148 141 Changes in assets and liabilities, net of business acquisitions: Accounts and notes receivable (833) (210) Inventories (91) (627) Other assets 6,610 76 Accounts payable and accrued expenses (16,995) (868) Other current liabilities (198) 85 Other long - term liabilities 13,602 14,407 Net cash provided by operating activities 18,822 111,405 Investing activities: Purchases of property and equipment (119,668) (114,200) Proceeds from sale of property and equipment 617 76,681 Purchases of intangible assets (43) (90) Proceeds from sale of intangible assets 21 120 Purchase of short - term investments (15,773) - Proceeds from sale of short - term investments 19,161 - Acquisitions, net of cash acquired (13,710) (37,395) Net cash used in investing activities (129,395) (74,884) Financing activities: Payments of long - term debt (5,893) (5,363) Proceeds from long - term debt 103,828 21,631 Payments of deferred financing costs (525) (894) Proceeds from revolver 39,853 - Net cash provided by financing activities 137,263 15,374 Effect of exchange rates on cash (177) 15 Net increase in cash and cash equivalents 26,513 51,910 Cash and cash equivalents at beginning of year 114,192 62,282 Cash and cash equivalents at end of year $140,705 $114,192

Future media projects in production IN DEVELOPMENT WITH A LEADING STREAMING PLAYER SHOPPING CONCEPT Shiny - floor Game Show featuring challenging large scale obstacles, trivia and the chance to win lots of money Documentary exploring bowling and the life and times of professional bowlers who make the sport great Traveling, local Game Show with interactive elements for at home and in - center participation 71 IN PROCESS WITH A DEVELOPMENT PARTNER

Strike! by Bowlero is the first - ever eSports game launched by a hospitality company Features a freemium and paid entry option with over $1mm of deposits to date Winners who win freemium tournaments win real world prizes such as free bowling and arcade vouchers redeemable at all locations Also have the option to fund accounts and play for real money against other users Features Bowlero - designed centers and company’s theme music while attracting virtual players to real world brick and mortar locations through a convenient center locator 72

PBA Bowling Challenge mobile game is available for iPhone, iPad, Android Has been downloaded by more than 29mm people Continuously updated with new ball options, new venues, new competitions and in - game rewards. 73

Officially licensed PBA’s console game, available on PlayStation, Xbox, Nintendo Switch and Steam Ability for users to bowl as their favorite PBA pros Players compete head - to - head and in tournaments online with friends or can start their PBA career in a deep single player experience Includes 26 of the top pros along with in - game commentary from the TV broadcast team of Rob Stone and hall - of - famer Randy Pedersen 74

T H A N K Y O U